                                                                    EXHIBIT 4.21


================================================================================

                              AMENDED AND RESTATED
                                 LEASE AGREEMENT

                            Dated as of May 24, 2001

                                     between

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

        not in its individual capacity except as expressly stated herein, but solely as Owner Trustee, Lessor

                                       and

                             AMERICAN AIRLINES, INC.

                                     Lessee

                      One McDonnell Douglas MD-83 Aircraft
                     Bearing U.S. Registration Number N9630A


================================================================================

CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE AGREEMENT, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT, DATED AS OF THE DATE HEREOF, BETWEEN WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION AND THE OWNER PARTICIPANT NAMED THEREIN, HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS LOAN TRUSTEE, UNDER THE TRUST INDENTURE AND SECURITY AGREEMENT, DATED AS OF THE DATE HEREOF, FOR THE BENEFIT OF THE HOLDERS OF THE NOTES REFERRED TO IN SUCH TRUST INDENTURE AND SECURITY AGREEMENT. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL. THE COUNTERPART TO BE DEEMED THE ORIGINAL SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS LOAN TRUSTEE, ON THE SIGNATURE PAGES THEREOF AND NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OF ANY COUNTERPART OTHER THAN SAID ORIGINAL COUNTERPART. SEE SECTION 22 FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                      THIS IS NOT THE ORIGINAL COUNTERPART.


                                                              AA-EETC 2001 Lease

                               Table of Contents
                                  (continued)

                                                                                                       Page
                                                                                                       ----
Section 1.        Definitions............................................................................1

Section 2.        Leasing of Aircraft....................................................................1

Section 3.        Term and Rent..........................................................................1
                  (a)      Term  5.......................................................................1
                  (b)      Basic Rent....................................................................1
                  (c)      Supplemental Rent.............................................................2
                  (d)      Payment to Lessor.............................................................3

Section 4.        Lessor's Representations, Warranties and Covenants; Quiet Enjoyment....................3
                  (a)      Lessor's Representations, Warranties and Covenants............................3
                  (b)      Quiet Enjoyment...............................................................4
                  (c)      Warranty Service..............................................................4

Section 5.        Return of Aircraft.....................................................................5
Section 6.        Liens..................................................................................5

Section 7.        Registration, Maintenance and Operation; Possession; Insignia..........................6
                  (a)      Registration, Maintenance and Operation.......................................6
                  (b)      Possession....................................................................8
                  (c)      Insignia.....................................................................12

Section 8.        Replacement and Pooling of Parts; Alterations, Modifications and Additions............12
                  (a)      Replacement of Parts.........................................................12
                  (b)      Pooling of Parts.............................................................13
                  (c)      Alterations, Modifications and Additions.....................................13
                  (d)      Passenger Convenience Equipment..............................................14

Section 9.        Voluntary Termination.................................................................15
                  (a)      Right of Termination.........................................................15
                  (b)      Sale of Aircraft.............................................................16
                  (c)      Certain Obligations upon Sale of Aircraft....................................17
                  (d)      Retention of Aircraft by Lessor..............................................17
                  (e)      [Intentionally Left Blank]...................................................18
                  (f)      Termination of Lease, etc....................................................18
                  (g)      Termination as to Engines....................................................18

Section 10.       Loss, Destruction, Requisition, etc...................................................18
                  (a)      Event of Loss with Respect to the Airframe...................................18
                  (b)      Event of Loss with Respect to an Engine......................................19
                  (c)      Application of Payments from Governmental Authorities for
                           Requisition of Title or Use..................................................21

                                       i
                                                              AA-EETC 2001 Lease

                               Table of Contents
                                  (continued)

                                                                                                       Page
                                                                                                       ----
                  (d)      Requisition for Use by the Government of the Airframe and the
                           Engines Installed Thereon....................................................22
                  (e)      Requisition for Use by the Government of an Engine...........................23
                  (f)      Application of Payments During Existence of Event of Default.................23

Section 11.       Insurance.............................................................................24
                  (a)      Aircraft Liability Insurance.................................................24
                  (b)      Insurance against Loss or Damage to Aircraft.................................25
                  (c)      Self-Insurance...............................................................27
                  (d)      Application of Insurance Payments............................................27
                  (e)      Reports, etc.................................................................28
                  (f)      Salvage Rights; Other........................................................28

Section 12.       Inspection............................................................................29

Section 13.       Assignment, Citizenship, etc..........................................................30

Section 14.       Events of Default.....................................................................30

Section 15.       Remedies..............................................................................32

Section 16.       Section 1110..........................................................................35

Section 17.       Further Assurances; Financial Information.............................................35

Section 18.       Notices...............................................................................37

Section 19.       No Setoff, Counterclaim etc...........................................................37

Section 20.       Renewal Options; Purchase Options.....................................................38
                  (a)      Renewal Options..............................................................38
                  (b)      [Intentionally Left Blank]...................................................39
                  (c)      Purchase Option..............................................................39

Section 21.       Successor Owner Trustee...............................................................39

Section 22.       Security for Lessor's Obligation to Holders of Notes..................................39

Section 23.       Lessor's Right to Perform for Lessee..................................................40

Section 24.       [Intentionally Left Blank]............................................................40

Section 25.       Investment of Security Funds; Miscellaneous...........................................40

Section 26.       Concerning the Lessor.................................................................41

Section 27.       Sublessee's Performance and Rights....................................................41

Section 28.       Miscellaneous.........................................................................42

                                                              AA-EETC 2001 Lease

                               Table of Contents
                                  (continued)

                                                                                                       Page
                                                                                                       ----

Annex A           -        Definitions

Schedule A        -        Airframe, Engines and Lease Information
Schedule B        -        Rent Schedule

Exhibit A         -        Form of Lease Supplement

                                                              AA-EETC 2001 Lease

                              AMENDED AND RESTATED
                                 LEASE AGREEMENT


         This LEASE AGREEMENT, dated as of May 24, 2001, between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under the Trust Agreement (as defined in Annex A) ("Lessor"), and AMERICAN AIRLINES, INC. ("Lessee"), a Delaware corporation ("American").

                                  WITNESSETH:

         WHEREAS, the Aircraft is subject to the lease agreement described in Schedule A attached hereto, as amended, supplemented or assigned by the amendments, supplements and assignments, if any, thereto described in Schedule A attached hereto (such lease agreement, as so amended, supplemented or assigned, the "Original Lease"), covering the airframe and engines described in Schedule A attached hereto (the "Airframe" and the "Engines", respectively; the Airframe and Engines, together, the "Aircraft");

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Original Lease is hereby amended and restated as follows:

         Section 1. Definitions. Unless the context otherwise requires, capitalized terms used herein without definition shall have the meanings set forth in Annex A hereto for all purposes of this Lease.

         Section 2. Leasing of Aircraft. Commencing at the Commencement Time, Lessor hereby leases to Lessee hereunder, and Lessee hereby leases from Lessor hereunder, the Aircraft for the Term. Acceptance by Lessee of the Aircraft pursuant to the Participation Agreement shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

         Section 3. Term and Rent.

         (a) Term. Except as otherwise provided herein, the Term for the lease of the Aircraft hereunder shall commence at the Commencement Time and end on the Base Lease Expiry Date.

         (b) Basic Rent. Lessee hereby agrees to pay Lessor Basic Rent for the Aircraft throughout the Term in consecutive semiannual installments payable on each Lease Period Date, the first installment of which shall be due and payable on the first Lease Period Date, and the remaining installments of which shall be due and payable on


                                                              AA-EETC 2001 Lease
the other Lease Period Dates shown in column 1 of Schedule B hereto, in the amounts as shown in column 2 of such Schedule B. In connection with any termination of this Lease and in accordance with the provisions hereof, the Lessee's obligation in respect of the payment of the Basic Rent in connection therewith shall be determined by reference to the applicable provisions of Sections 9, 10(a), 15(c) and 15(d) hereof, as the case may be. Notwithstanding anything to the contrary herein, but without affecting the timing or amount of Basic Rent payment set forth in the preceding two sentences, Lessor and Lessee acknowledge and agree that the amount of Basic Rent for which Lessee is liable on account of the use of the Aircraft shall be allocated in accordance with Treasury Regulation Section 1.467-1(c)(2)(ii)(A)(2) to each Lease Period as set forth in column 3 of Schedule B hereto. Notwithstanding any other provisions of the Operative Documents to the contrary, each installment of Basic Rent due on each Lease Period Date, together with any Supplemental Rent of the type referred to in Section 3(c)(iii) hereof, shall be, under any and all circumstances, an amount at least sufficient to pay in full any installment of principal of and interest on the Notes required to be paid pursuant to the Notes (other than amounts becoming due on account of the exercise of remedies pursuant to Section 15 hereof) on such Lease Period Date. Further, and anything contained herein or in the Participation Agreement to the contrary notwithstanding, Termination Value and Stipulated Loss Value for the Aircraft will, under any circumstances and in any event, be an amount which, together with such amounts of Basic Rent as may be payable pursuant to Schedule B hereto and any Supplemental Rent of the type referred to in Section 3(c)(iii) hereof, will be at least equal to, as of the date of payment thereof, the aggregate unpaid principal of the outstanding Notes, together with all unpaid interest thereon accrued to the date on which such amount is paid in accordance with the terms hereof.

         (c) Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. In addition, Lessee will pay as Supplemental Rent (i) on demand, an amount equal to interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid, (ii) any amounts payable by the Owner Trustee under Section 2.14 of the Indenture, (iii) any additional amounts payable by Lessor on the Equipment Notes as a result of an increase in the Debt Rate pursuant to Section 2(d) of the Registration Rights Agreement, (iv) in the case of any redemption of Notes pursuant to Section 2.07(b) of the Indenture, the Make-Whole Amount, if any, payable pursuant to Section 2.07(b) of the Indenture; provided that notwithstanding anything to the contrary set forth in any Operative Document or any document or instrument relating thereto, Lessee shall have no responsibility or liability for any amounts payable to the Loan Trustee or the Subordination Agent in respect of (x) Make-Whole Amount, if any, payable thereon as a


                                                              AA-EETC 2001 Lease
result of a redemption or purchase of the Notes pursuant to Section 2.08 or 2.10 of the Indenture or (y) an Indenture Default that does not also constitute a Lease Default or a Lease Event of Default. All Supplemental Rent to be paid pursuant to this Section 3(c) shall be payable in the type of funds and in the manner set forth in Section 3(d).

         (d) Payment to Lessor. All Rent shall be paid by Lessee to Lessor's account specified in Schedule A hereto (or as Lessor shall otherwise direct in writing), by wire transfer in funds consisting of lawful currency of the United States of America which shall be immediately available in such account not later than 11:00 a.m., New York City time, on the date of payment, provided that so long as the Indenture shall not have been discharged pursuant to the terms thereof, Lessor hereby directs, and each of Lessor and Lessee agrees, that all Rent (excluding Excepted Property) or other sums payable to Lessor hereunder or pursuant hereto shall be paid directly to the Loan Trustee by wire transfer at the times and in funds of the type specified in this Section 3(d) to the account of the Loan Trustee specified in Schedule A hereto, or at such other account as the Loan Trustee may otherwise direct. Whenever the date scheduled for any payment of Rent to be made hereunder shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

         Section 4. Lessor's Representations, Warranties and Covenants; Quiet Enjoyment.

         (a) Lessor's Representations, Warranties and Covenants. NONE OF LESSOR (IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE), THE OWNER PARTICIPANT (IN SUCH CAPACITY), THE SUBORDINATION AGENT, ANY PASS THROUGH TRUSTEE, OR THE LOAN TRUSTEE MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, AND LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, WHETHER IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF LESSOR, LOAN TRUSTEE, THE SUBORDINATION AGENT, ANY PASS THROUGH TRUSTEE, OR THE OWNER PARTICIPANT (IN SUCH CAPACITY), ACTUAL OR

                                                              AA-EETC 2001 Lease

IMPUTED, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF. Nothing contained in this Section 4 shall be construed as a waiver by Lessee of any warranty or other claim against any manufacturer, supplier, dealer, contractor, subcontractor or other Person. Lessor also represents and warrants in its individual capacity that it is, in its individual capacity, a Citizen of the United States.

         (b) Quiet Enjoyment. Lessor covenants that, except as expressly permitted under Section 15 following an Event of Default that has occurred and is continuing, neither Lessor, nor any Person claiming through or under Lessor will take or cause to be taken any action inconsistent with Lessee's right to quiet enjoyment of, or otherwise interrupt or interfere in any way with Lessee's continuing possession, use or operation of, the Aircraft, the Airframe or any Engine by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of this Lease, provided that the existence of any event or condition that constitutes, was caused by or results from, any TWA Matter shall not constitute a breach of this covenant by Lessor.

         (c) Warranty Service. Lessor agrees that, so long as no Event of Default or Specified Default shall have occurred and be continuing, Lessee shall have the benefit of and shall be entitled to enforce, either in its own name or in the name of Lessor for the use and benefit of Lessee, to the extent assignable, any and all dealer's, manufacturer's, installer's, contractor's or subcontractor's warranties (whether express or implied) in respect of the Aircraft, the Airframe, any Engine or any Part thereof, and Lessor agrees to execute and deliver such further documents and take such further action, as may be reasonably requested by Lessee and at Lessee's expense, as may be necessary to enable Lessee to obtain such warranty service as may be furnished for the Aircraft, Airframe, any Engine or any Part thereof by such dealer, manufacturer, contractor, installer, contractor or subcontractor. Lessor hereby appoints and constitutes Lessee, except at such times as a Specified Default or Event of Default shall have occurred and be continuing, its agent and attorney-in-fact during the Term to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, whatever warranty Claims and warranty rights Lessor may have against any dealer, manufacturer, installer, contractor or subcontractor.

                                                              AA-EETC 2001 Lease

         Section 5. Return of Aircraft. Upon the termination of this Lease at the end of the Term, a Renewal Term or pursuant to Section 9 or upon rescission of this Lease pursuant to Section 15, unless Lessee shall have exercised its option to purchase the Aircraft pursuant to Section 20(c), Lessee will return the Aircraft in accordance with the Return Conditions.

         Section 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title thereto or any interest therein or in this Lease except:

                  (i) the respective rights of Lessor and Lessee as herein provided, the Lien created under the Indenture, the rights of Lessor under the Purchase Agreement Assignment and the rights of the Owner Participant, the Owner Trustee, the Loan Trustee, the Subordination Agent, the Liquidity Provider and each Pass Through Trustee (in its capacity as Noteholder and in its capacity as Pass Through Trustee) under the Trust Agreement, the Indenture, the Participation Agreement, the Liquidity Facilities, the Intercreditor Agreement, the Pass Through Trust Supplements, and the Pass Through Trust Agreements;

                  (ii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 7(b) or 8(b);

                  (iii) Lessor's Liens, Subordination Agent's Liens and Trustee's Liens;

                  (iv) Liens for Taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Airframe or any Engine or interest therein or any meaningful risk of criminal liability or any material risk of civil penalty against Lessor or Owner Participant;

                  (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Lessee's business securing obligations that are not yet delinquent or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Airframe or any Engine or interest therein or any meaningful risk of criminal liability or any material risk of civil penalty against Lessor or Owner Participant;

                  (vi) Liens (other than Liens for Taxes) arising out of judgments or awards against Lessee (A) during an appeal or other proceeding for review regarding such judgment or award and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review or (B) for 60 days after the entry of such judgment or award (including any

                                                              AA-EETC 2001 Lease
         determination of an appeal or other judicial review); provided that during such 60-day period there is no material risk of the sale, forfeiture or loss (including loss of use) of the Airframe or any Engine or any interest therein or any meaningful risk of criminal liability or any material risk of civil penalty against Lessor or Owner Participant;

                  (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to Section 11; and

                  (viii) [Intentionally Left Blank]

                  (ix) the respective rights of the financing parties under any financing arrangements entered into by Lessor or Owner Participant with respect to the Aircraft at any time.

         Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.

         Section 7. Registration, Maintenance and Operation; Possession;
Insignia.

         (a) Registration, Maintenance and Operation. At the Commencement Time, Lessee has taken possession of the Aircraft "AS IS, WHERE IS AND WITH ALL FAULTS". Following the Commencement Time Lessee, at no expense to Lessor, shall:

                  (i) cause the Aircraft to remain duly registered at the FAA in the name of Lessor, as owner, except (x) as otherwise required by the Transportation Code, or (y) to the extent that such registration cannot be maintained because of Lessor's or the Owner Participant's failure to comply with the citizenship requirements for registration of aircraft under the Transportation Code; provided that Lessor and Owner Participant shall execute and deliver all such documents as Lessee shall reasonably request for the purpose of continuing such registration. Notwithstanding the preceding sentence, but subject always to the terms and conditions set forth in Section 12(l) of the Participation Agreement, Lessee may at any time, upon notice to Lessor, cause the Aircraft to be duly registered under the applicable statutes of such other country as shall be permitted under Section 12(l) of the Participation Agreement, in the name of Lessor or of any nominee of Lessor, or, if required by applicable law, in the name of Lessee or any other Person, and shall thereafter maintain such registration unless and until changed as provided herein and therein;

                  (ii) maintain, service, repair, overhaul and test the Aircraft in accordance with a Maintenance Program (as approved by the FAA) (and, at Lessee's option, (x) in the event that the Aircraft is re-registered in another

                                                              AA-EETC 2001 Lease
         jurisdiction pursuant to Section 7(a)(i), in accordance with a Maintenance Program approved by the central civil aviation authority of the jurisdiction of such registration or (y) in the event of any - sublease to a foreign air carrier in accordance with Section 7(b)(ix), approved by the central civil aviation authority of one of the Permitted Countries and in the same manner and with the same care used by Lessee (or, so long as the Aircraft is subject to a sublease (the "Sublease") between Lessor and TWA Airlines, LLC ("TWA LLC"), TWA LLC) with respect to similar aircraft and engines operated by Lessee (or, so long as the Aircraft is subject to the Sublease, TWA LLC) and utilized in similar circumstances, so as to keep the Aircraft in as good operating and physical condition as when delivered to Lessee at the Commencement Time, ordinary wear and tear excepted, and in such condition as may be necessary to enable a standard airworthiness certificate of the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations or during periods of grounding by applicable governmental authorities, except where such periods of grounding are the result of the failure by Lessee (or, so long as the Aircraft is subject to the Sublease, TWA LLC) to maintain the Aircraft as otherwise required herein) under the Transportation Code and the related Federal Aviation Regulations or, if the Aircraft is registered under the laws of any other jurisdiction, the laws of such jurisdiction;

                  (iii) maintain, in the English language, all records, logs and other materials required by the FAA or other appropriate authorities in the jurisdiction where the Aircraft is registered to be maintained by Lessee (or, so long as the Aircraft is subject to the Sublease, TWA
         LLC) in respect of the Aircraft;

                  (iv) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports, returns or statements required to be filed by Lessor with any governmental authority because of Lessor's or the Owner Participant's interest in the Aircraft; and

                  (v) Lessee shall comply with all mandatory airworthiness directives issued prior to the expiration of the Term by the FAA, compliance with which is required during the Term, and if compliance with such directive is not required prior to the end of the Term but is required within 12 months thereafter, Lessee shall nevertheless comply with such directive if, prior to the end of the Term, Lessee commences compliance with such directive with respect to any other aircraft affected by such directive and in use by Lessee and subsequent to any such commencement, the Aircraft is subjected to a maintenance check of the type at which Lessee makes the modification required by such directive, in accordance with Lessee's Maintenance Program; Lessee shall not be required to comply with any manufacturer service bulletins.

                                                              AA-EETC 2001 Lease

         Lessee agrees that the Aircraft will not be maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction in any country in which the Aircraft is flown, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority; provided that Lessee may in good faith contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss (including loss of use) of the Aircraft or any Engine, any meaningful risk of criminal liability or any material risk of civil penalty against Lessor or Owner Participant or otherwise materially adversely affect Lessor, the Aircraft, the Owner Participant or the Lien of the Indenture; and, provided, further, that Lessee shall not be in default under this sentence if it is not possible for it to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered), in which event Lessee will diligently and in good faith use its reasonable best efforts to cause the Aircraft to be removed, as soon as practicable, from the jurisdiction other than the U.S. (or other than any jurisdiction in which the Aircraft is then registered) creating a conflict or to take such other reasonable action (including, if necessary, changing the registration of the Aircraft unless the Aircraft is then registered in the U.S.), as soon as practicable, as may be necessary to avoid the conflict. Lessee or any permitted sublessee may operate the Aircraft in any geographical area except (i) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition for use by the U.S. Government where Lessee obtains indemnity pursuant to Section 11 in lieu of such insurance from the U.S. Government against the risks and in the amounts required by Section 11 covering such area, or (ii) in any war zone or recognized or, in Lessee's reasonable judgment, threatened area of hostilities unless covered by war risk insurance obtained in accordance with Section 11, but only so long as the same remains in effect while the Aircraft is so operated or located, or unless the Aircraft is operated or used under contract with the U.S. Government entered into pursuant to Section 11, under which contract the U.S. Government assumes liability for any damage, loss, or destruction or failure to return possession of the Aircraft at the end of the term of such contract and for injury to persons and damage to property of others. Notwithstanding anything to the contrary contained herein, an aircraft engine which is not an Engine, but which is installed on the Airframe, shall be maintained in accordance with this
Section 7(a).

         (b) Possession. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that, so long as no Specified Default or Event of Default shall have occurred and be continuing, and so long as the action to be taken shall not deprive the Loan Trustee of the perfected lien of the Indenture on the Airframe or (subject to subclause (C) of the "provided" clause in subparagraph (i) of this

                                                              AA-EETC 2001 Lease

Section 7(b)) any Engine, and in any event, so long as Lessee shall comply with the provisions of Section 11, Lessee may, without the prior consent of Lessor:

                  (i) subject the Airframe to normal interchange agreements or any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by Lessee in the ordinary course of its business with any Certificated Air Carrier or with any "foreign air carrier" (as such term is defined in the Transportation Code) as to which there is in force a permit issued pursuant to 49 U.S.C. Section 41301-41306 (any such Certificated Air Carrier and any such foreign air carrier being hereinafter called a "Permitted Air Carrier"); provided that (A) no transfer of the registration of such Airframe shall be effected in connection therewith, (B) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe and (C) if Lessor's title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with Section 10(b) in respect thereof;

                  (ii) deliver possession of the Airframe or any Engine to any organization for testing, service, repair, maintenance or overhaul work on the Airframe or such Engine or other similar purposes or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms of Section 7(a) or 8(c);

                  (iii) transfer possession of the Airframe or any Engine to the U.S. Government pursuant to a sublease, contract or other instrument, a copy of which shall be furnished to Lessor; provided that the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) or the term of possession under such contract or other instrument shall not continue beyond the end of the Term or any Renewal Term then in effect or any Renewal Term that Lessee shall have irrevocably notified Lessor that it shall exercise;

                  (iv) subject the Airframe or any Engine to the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. (collectively, the "CRAF Program") or transfer possession of the Airframe or any Engine at any time to the U.S. Government, in accordance with applicable laws, rulings, regulations or orders (including, without limitation, the CRAF Program); provided that Lessee
         (x) promptly notifies Lessor upon transfer of possession of the Airframe or any Engine to the U.S. Government pursuant to this subparagraph (iv) of Section 7(b) and (y) in the case of a transfer of possession pursuant to the CRAF Program, within 60 days thereof, provides to Lessor the name and the address of the responsible Contracting Office Representative for the Air Mobility Command of the United States Air Force (or any Successor thereto) or other appropriate person to whom notice must be given;

                                                              AA-EETC 2001 Lease

                  (v) install an Engine on an airframe owned by Lessee free and clear of all Liens, except (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (B) the rights of third parties under normal interchange agreements or pooling or similar arrangements that would be permitted under subparagraph (i) of this Section 7(b);

                  (vi) install an Engine on an airframe leased to Lessee or purchased or owned by Lessee subject to a lease, conditional sale or other security agreement; provided that (A) such airframe is free and clear of all Liens except (1) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and
         (2) Liens of the type permitted by clauses (A) and (B) of subparagraph
         (v) of this Section 7(b) and (B) either (x) Lessee shall have obtained from the lessor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), in form and substance satisfactory to Lessor (it being understood that an agreement from such lessor or secured party substantially in the form of the final sentence of the penultimate paragraph of this Section 7(b) shall be deemed to be satisfactory to Lessor), whereby such lessor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or to the Lien of the Indenture or title thereto is held by Lessor or (y) such lease, conditional sale or other security agreement shall effectively provide that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement at any time while such Engine is subject to this Lease or to the Lien of the Indenture or title thereto is held by Lessor, notwithstanding the installation thereof on such airframe;

                  (vii) install an Engine on an airframe owned by Lessee, leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement under circumstances where neither such subparagraph
         (v) nor such subparagraph (vi) of this Section 7(b) is applicable; provided that such installation shall be deemed an Event of Loss (without regard to the proviso to the definition thereof) with respect to such Engine and Lessee shall comply with Section 10(b) in respect thereof, if such installation shall divest Lessor's title to such Engine, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b); and

                  (viii) [Intentionally Left Blank]

                                                              AA-EETC 2001 Lease

                  (ix) so long as the sublessee is not the debtor in a case or proceeding under applicable bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, sublease any Engine or the Airframe and Engines or engines then installed on the Airframe to any Permitted Sublessee; provided that:

                  (A) the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) shall not continue beyond the end of the Term or any Renewal Term then in effect or any Renewal Term that Lessee has irrevocably notified Lessor that it will exercise, unless Lessee has irrevocably agreed to purchase the Aircraft pursuant to Section 20(c) or renew the Lease pursuant to Section 20(a) at the end of the Term or such Renewal Term, as the case may be, to a date beyond the end of the term of such sublease (assuming that all options to renew or extend such sublease shall be exercised); and

                  (B) such sublease shall provide that the sublessee shall not sub-sublease the Aircraft;

provided that the rights of any transferee who receives possession by reason of a transfer permitted by this Section 7(b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be, during the period of such possession, subject and subordinate to, and any sublease permitted by this
Section 7(b) shall be made expressly subject and subordinate to, all the terms of this Lease, including, without limitation, Lessor's rights to repossession pursuant to Section 15 and to avoid and terminate such sublease upon such repossession, and Lessee shall in all events remain primarily liable hereunder for the performance and observance of all the terms and conditions of this Lease (including, without limitation, the terms and conditions set forth in Section 7(a)(ii) and Section 11) to the same extent as if such sublease or transfer had not occurred, and that any such sublease shall include appropriate provisions for the maintenance and insurance of the Aircraft. The terms of the sublease shall explicitly prohibit further subleasing. No interchange agreement, pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder. Lessee shall, prior to or within 15 days after entering into a sublease of the Airframe or Engines, notify Lessor and the Loan Trustee of the identity of the sublessee (other than TWA LLC) and the term of such sublease, and provide Lessor and the Loan Trustee with a copy of the sublease within 30 days after entering into such sublease; provided that the identity of the sublessee (other than TWA LLC) and the existence and terms of such sublease shall be Confidential Information and shall be held by Lessor and the Loan Trustee in accordance with the provisions of Section 25(f) of the Participation Agreement. Lessor hereby agrees, for the benefit of the lessor or secured party of any airframe or engine leased to Lessee or purchased or owned by Lessee subject to a lease, conditional sale or other security agreement, that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any engine or engines owned by the lessor under such lease or subject to a security

                                                              AA-EETC 2001 Lease
interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement.

         Lessor acknowledges that any "wet lease" or other similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7(b). No "wet lease" shall extend beyond the Term or any Renewal Term then in effect or any Renewal Term that Lessee has irrevocably notified Lessor that it will exercise.

         (c) Insignia. Lessee agrees to affix as promptly as practicable after the Closing Date and thereafter to maintain in the cockpit of the Airframe adjacent to the airworthiness certificate therein and (if not prevented by applicable law or regulations or by any governmental authority) on each Engine a nameplate bearing the inscription "WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS OWNER TRUSTEE, LESSOR", and, so long as the Airframe or such Engine shall constitute a part of the Indenture Estate, the inscription "STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS LOAN TRUSTEE, MORTGAGEE" (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Loan Trustee). Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Lessee (or any sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

         Section 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

         (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that Lessee, except as otherwise provided in Section 8(c), will, at its own cost and expense, replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for pooling arrangements to the extent permitted by Section 8(b) and Permitted Liens), and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained

                                                              AA-EETC 2001 Lease
by the terms hereof. Title to all Parts at any time removed from the Airframe or any Engine shall remain vested in Lessor no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, and such replaced Part shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor, free and clear of all Liens (except for Permitted Liens) and (iii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

         (b) Pooling of Parts. Any Part removed from the Airframe or an Engine as provided in Section 8(a) may be subjected by Lessee to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with Permitted Air Carriers; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with Section 8(a) may be owned by a Permitted Air Carrier subject to such a normal pooling arrangement; provided that Lessee, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with Section 8(a) by Lessee acquiring title thereto for the benefit of, and transferring such title to, Lessor, free and clear of all Liens (other than Permitted Liens) or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by Lessee free and clear of all Liens (other than Permitted Liens) and by causing title to such further replacement Part to vest in Lessor in accordance with Section 8(a).

         (c) Alterations, Modifications and Additions. Lessee, at its own expense, will make such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the applicable standards of the Federal Aviation Administration or other applicable regulatory agency or body of the jurisdiction in which the Aircraft is then registered; provided, however, that Lessee may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not create a material risk of sale, loss (including loss of use) or forfeiture of the Aircraft or any Engine, any meaningful risk of criminal liability or any material risk of civil penalty against Lessor or Owner Participant or otherwise materially adversely affect Lessor, the Aircraft, the Owner Participant or the lien of the Indenture. In addition, Lessee may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the ordinary course and

                                                              AA-EETC 2001 Lease
proper conduct of its passenger transport business, including, without limitation, removal of Parts which Lessee determines in the exercise of good faith to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such Parts, "Obsolete Parts"); provided that no such alteration, modification, addition or removal shall materially diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease, except that the value (but not the utility, condition or airworthiness) of the Aircraft may be reduced by the value of Obsolete Parts which shall have been removed, if the aggregate value of all such Obsolete Parts removed from the Aircraft and not replaced shall not exceed $100,000. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Lessor will not be required under any circumstances to pay or compensate Lessee for any such alteration, modification or addition. Notwithstanding the foregoing, Lessee may, at any time, remove any Part; provided that (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof hereunder or any
Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the first sentence of this Section 8(c), and
(iii) such Part can be removed from the Airframe or such Engine without materially diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Airframe or such Engine would have had at such time had such removal not occurred. Upon the removal by Lessee of any Part as provided in the immediately preceding sentence or the removal of any Obsolete Part permitted by this Section 8(c), title thereto shall, without further act vest in Lessee, free and clear of all right, title and interest of Lessor and of Lessor's Liens, and such Part shall no longer be deemed part of the Airframe or the Engine from which it was removed. Title to any such Part not removed by Lessee prior to the return of the Airframe or any Engine to Lessor hereunder shall remain vested in Lessor.

         (d) Passenger Convenience Equipment. Lessee may install in the Airframe severable telecommunications or other electronic equipment for individual use by Aircraft passengers ("Passenger Convenience Equipment") that is (i) owned by another Person and leased to Lessee, (ii) sold to Lessee by another Person subject to conditional sale contract or other retained security interest, (iii) leased to Lessee pursuant to a lease which is subject to a security interest in favor of another Person or (iv) owned by another Person and installed on the Aircraft subject to a license arrangement with Lessee, and in any such case, Lessor will not acquire or claim any right, title or interest in any such Passenger Convenience Equipment solely as a result of its installation on the Airframe, provided that Lessee will ensure that the rights and interests of each such Person in or

                                                              AA-EETC 2001 Lease
with respect to such Passenger Convenience Equipment will not be exercised in derogation or impairment of, or interference with, Lessor's rights, interests and remedies under Lease.

         Section 9. Voluntary Termination.

         (a) Right of Termination. So long as no Specified Default or Event of Default shall have occurred and be continuing, Lessee shall have the right at its option to terminate this Lease at any time on or after the eighth anniversary of the Commencement Time, if in Lessee's good faith determination (evidenced by a certificate of a Responsible Officer of Lessee to such effect) the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee by delivering to Lessor and the Loan Trustee a written notice of termination specifying a proposed date of termination (the "Termination Date") which shall be a Business Day that is a Lease Period Date occurring not earlier than 90 days after the date of such notice (if such Lease Period Date is not a Business Day, the Termination Date shall be the next succeeding Business Day after the Lease Period Date). The termination of this Lease shall, subject to the terms and conditions of this Section 9, be effective on (i) if Lessor has elected to sell the Aircraft, as provided below, the date of sale of the Aircraft, if any, referred to in Section 9(b), or (ii) if Lessor has elected to retain the Aircraft as provided in Section 9(d), the date of termination referred to in Section 9(d). Lessor shall give Lessee irrevocable notice of its election to sell or retain the Aircraft no later than 30 Business Days prior to the Termination Date. Lessor shall be entitled, prior to making any such election, to receive from Lessee the information of the type described in the second sentence of Section 9(b) with respect to each bid theretofore received. In the event Lessor shall fail to give notice pursuant to the immediately preceding sentence, notice of its election to sell the Aircraft shall be deemed to have been given as of such thirtieth Business Day prior to the Termination Date. Unless Lessor shall have given to Lessee a timely notice of its election to retain the Aircraft as provided in Section 9(d), Lessee may withdraw the termination notice referred to above at any time on or prior to the date 15 Business Days prior to the Termination Date, whereupon this Lease shall continue in full force and effect; provided that in the event Owner Participant submits a bid, Lessee shall be entitled to withdraw the termination notice at any time so long as the Owner Participant's bid remains the sole bid with respect to the Aircraft. In the event Lessee withdraws a notice of termination given pursuant to Section 9(a) or such notice is deemed withdrawn pursuant to the final sentence of Section 9(b), Lessee will reimburse Lessor, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and the Owner Participant for any reasonable out-of-pocket expenses incurred by it in connection with the proposed sale. Lessee shall not be entitled to exercise its right of termination provided for in this Section 9(a) more than two times during the Term (not including for purposes of this sentence any exercise by Lessee of such right of termination immediately following a failure of this Lease to be terminated by reason of Lessor's failure to comply with its obligations under this Section 9).

                                                              AA-EETC 2001 Lease

         (b) Sale of Aircraft. If Lessee has given notice to Lessor as provided in Section 9(a) and Lessor has elected or is deemed to have elected to sell the Aircraft pursuant to Section 9(a), Lessee will act as an exclusive agent for Lessor to obtain bids for the cash purchase on or prior to the Termination Date of the Aircraft. Lessee shall use its reasonable efforts to obtain such bids and no later than ten Business Days prior to the Termination Date, Lessee shall certify to Lessor in writing the amount and terms of each cash bid received by Lessee and the name and the address of the Person submitting each such bid. Neither the Lessee nor any Affiliate of Lessee may submit a bid for the Aircraft, directly or indirectly, in connection with such proposed sale. On the Termination Date (or such other date of sale as may be agreed to by Lessor, the Loan Trustee and Lessee, which shall thereafter be deemed the Termination Date),
(x) Lessee shall, subject to receipt (i) by Lessor (or, so long as the Indenture shall not have been discharged, the Loan Trustee) of the full purchase price thereof and all amounts owing to Lessor pursuant to the next sentence, and (ii) by the Persons entitled thereto of all unpaid Supplemental Rent (including Make-Whole Amount, if any, payable pursuant to Section 2.07(b) of the Indenture) due on or before the Termination Date, deliver the Aircraft at a location selected by Lessee to the Person who shall have submitted the highest cash bid net of any broker's or finder's fees (or such other purchaser acceptable to Lessor and Lessee), in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) Lessor shall simultaneously therewith sell, without recourse or warranty (except as to Lessor's Liens), for cash all of Lessor's right, title and interest in and to the Aircraft to such highest net cash bidder (or other purchaser). The total selling price realized at such sale shall be retained by Lessor (or, so long as the Indenture shall not have been discharged, distributed by the Loan Trustee pursuant to the terms of the Indenture) and, in addition, on the Termination Date, Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), an amount equal to the sum of (1) the excess, if any, of (A) the Termination Value for the Aircraft as of the Termination Date, over (B) the proceeds of the sale of the Aircraft after deducting the reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant, plus (2) all Supplemental Rent (including, without limitation, Make-Whole Amount, if any, payable in connection with a redemption of any Notes resulting from a termination under Section 9(a)) other than Termination Value, due and owing on the Termination Date, plus (3) such amounts of Basic Rent as may be payable pursuant to Schedule B hereto. If on or prior to the scheduled Termination Date no sale of the Aircraft shall have occurred and if Lessor shall not have elected to retain the Aircraft in accordance with Section 9(a), Lessee's termination notice given pursuant to Section 9(a) shall be deemed to be withdrawn as of such scheduled Termination Date, this Lease shall continue in full force and effect and Lessee shall pay the reasonable, out of pocket expenses incurred by Lessor, the Owner Participant and the Loan Trustee in connection with the proposed sale.

                                                              AA-EETC 2001 Lease

         (c) Certain Obligations upon Sale of Aircraft. Upon the sale of the Aircraft pursuant to and in accordance with the provisions of Section 9(b), Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with the sale of the Aircraft under Section 9(b), other than to transfer to the purchaser of the Aircraft (or to such purchaser and to Lessee, as the case may be), without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Aircraft against receipt of the payments provided for herein, and to request the Loan Trustee upon the sale of the Aircraft pursuant to Section 9(b) to execute and deliver to such purchaser (or to such purchaser and to Lessee, as the case may be) an appropriate instrument releasing the Aircraft from the lien of the Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Indenture.

         (d) Retention of Aircraft by Lessor. If Lessor has elected to retain the Aircraft pursuant to Section 9(a), on the Termination Date specified in Lessee's termination notice, Lessor shall pay, or cause to be paid, to the Loan Trustee in funds of the type specified in Section 3(d), an amount equal to (1) the aggregate outstanding principal amount of the Notes and all accrued interest thereon, plus, without affecting the obligations of the Lessee pursuant to the next sentence, (2) all other sums due and payable to the Loan Trustee on such Termination Date under the Indenture, the Participation Agreement or such Notes. Subject to receipt by the Loan Trustee of such funds, on the Termination Date,
(i) Lessee (x) shall deliver the Aircraft to Lessor in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), (A) all Supplemental Rent (including, without limitation, Make-Whole Amount, if any, payable in connection with a redemption of any Notes resulting from a termination under Section 9(a)), other than Termination Value, due and owing on the Termination Date, pursuant to Section 3(b), and (B) such amounts of Basic Rent as may be payable pursuant to Schedule B hereto, and (ii) Lessor (x) shall transfer or cause to be transferred to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft, and (y) Lessor shall request the Loan Trustee to execute and deliver to Lessee an appropriate instrument releasing the Aircraft from the Lien of the Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Indenture. If Lessor shall fail to perform any of its obligations pursuant to this Section 9(d) and as a result thereof this Lease shall not be terminated on a proposed Termination Date, Lessor shall thereafter no

                                                              AA-EETC 2001 Lease
longer be entitled to exercise its election to retain the Aircraft and Lessee may at its option at any time thereafter submit a new termination notice pursuant to Section 9(a).

         (e) [Intentionally Left Blank]

         (f) Termination of Lease, etc. Upon the sale or retention of the Aircraft, as the case may be, in compliance with the provisions of this Section 9, (i) the obligation of Lessee to pay Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the applicable Termination Value Determination Date, and (ii) the obligation of Lessee to pay Supplemental Rent (other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to Section 10(d) of the Participation Agreement or Section 10 of the Tax Indemnity Agreement, (y) pursuant to clause (ii) of the second sentence of
Section 3(c) of this Lease, or (z) in respect of liabilities and obligations of Lessee which have accrued under any Operative Document but not been paid or which are in dispute as of the date of such sale or retention) shall cease as of the Termination Date and, in each case, the Term shall end effective as of the Termination Date.

         (g) Termination as to Engines. So long as no Specified Default or Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time prior to the commencement of the C-check conducted in connection with return of the Aircraft pursuant to Section D(6)(ii) of the Return Conditions, on at least 60 days' prior written notice to Lessor and the Loan Trustee, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine.

         Section 10. Loss, Destruction, Requisition, etc.

         (a) Event of Loss with Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe, Lessee shall forthwith (and, in any event, within 30 days after such occurrence) give Lessor and the Loan Trustee notice of such Event of Loss and:

                  (i) [Intentionally Left Blank]

                  (ii) on or before the Loss Payment Date (as defined below), Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), (A) the Stipulated Loss Value for the Aircraft, determined as of the Loss Payment Date, plus (B) all Supplemental Rent due and owing on such Loss Payment Date, plus (C) such amounts of Basic Rent as may be payable pursuant to Schedule B hereto, plus (D) without affecting Lessee's obligation to pay installments of Basic Rent on each

                                                              AA-EETC 2001 Lease

         Lease Period Date prior to the Loss Payment Date, any Basic Rent due and payable prior to the Casualty Loss Determination Date and unpaid.

         As used herein, "Loss Payment Date" means the earliest of (x) 25 days following the date on which insurance proceeds are received with respect to such Event of Loss, (y) the Business Day next preceding the 121st day next following the date of occurrence of the Event of Loss, and (z) an earlier Business Day irrevocably specified by Lessee at least 25 days in advance by notice to Lessor and the Loan Trustee.

         In the event of payment in full of the Stipulated Loss Value for the Aircraft and all amounts payable pursuant to this Section 10, (1) the obligation of Lessee to pay any Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the Casualty Loss Determination Date with respect to which Stipulated Loss Value is determined shall terminate, (2) the obligation of Lessee to pay Supplemental Rent (other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to Section 10 of the Tax Indemnity Agreement or Section 10(d) of the Participation Agreement, or (y) in respect of liabilities and obligations of Lessee which have accrued under any of the Operative Documents but not been paid or which are in dispute as of the date of such payment) shall terminate, (3) the Term for the Aircraft shall end, (4) Lessor will transfer to Lessee (subject to any salvage rights of Lessee's insurers pursuant to Section 11(f)), without recourse or warranty (except as to Lessor's Liens), all Lessor's right, title and interest in and to the Airframe and Engines (if any) with respect to which such Event of Loss occurred as well as all Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but not installed thereon when such Event of Loss occurred, and (5) Lessor will assign to or as directed by Lessee all Claims of Lessor against third Persons relating to physical damage for loss of such Airframe and Engines arising from such Event of Loss. Upon such transfer, Lessor shall request the Loan Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereof thereunder.

         (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice thereof and in any event within 30 days thereof and shall, within 90 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine free and clear of all Liens (other than Permitted Liens) and having a value and utility at least equal to (but in any event without regard to the number of hours and cycles), the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such

                                                              AA-EETC 2001 Lease
conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale (which warranty shall except Permitted Liens) with respect to such Replacement Engine, (ii) cause a Lease Supplement, subjecting such Replacement Engine to this Lease, and duly executed by Lessee, and such other filings as Lessor may reasonably request to be delivered to Lessor for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code, or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States of America in which the Aircraft is registered, (iii) so long as the Indenture shall not have been satisfied and discharged, comply with the applicable provisions thereof and cause a Trust Agreement and Indenture Supplement substantially in the form of Exhibit A to the Indenture or other requisite documents or instruments for such Replacement Engine to be delivered to Lessor and to the Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States of America in which the Aircraft is or is to be registered in accordance with Section 7(a), as the case may be, (iv) furnish Lessor and the Loan Trustee with an opinion or opinions of Lessee's counsel addressed to each (which may be Lessee's General Counsel or other internal counsel to Lessee reasonably satisfactory to Lessor and Owner Participant) to the effect that upon such conveyance, Lessor will acquire good title to such Replacement Engine, free and clear of all Liens other than Permitted Liens, (v) furnish Lessor and the Loan Trustee with a certificate of an aircraft engineer or appraiser (who may be an employee of Lessee) certifying that such Replacement Engine has performance and durability characteristics and a value and utility at least equal to (but in any event without regard to the number of hours or cycles), the Engine so replaced or substituted, assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (vi) so long as the Indenture shall not have been satisfied and discharged, cause a financing statement or statements with respect to the Replacement Engine or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the security interest therein created by or pursuant to the Indenture (to the same extent that Engines so replaced are perfected or as otherwise may be required under the Indenture), or, if necessary, pursuant to the applicable laws of the jurisdiction in which the Aircraft is or is to be registered in accordance with
Section 7(a), as the case may be, (vii) furnish Lessor and the Loan Trustee with such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Engine as Lessor or the Loan Trustee may reasonably request. In the case of any Replacement Engine conveyed to Lessor under this
Section 10(b), promptly upon the recordation of the Lease Supplement and the Trust Agreement and Indenture Supplement or other

                                                              AA-EETC 2001 Lease
requisite documents or instruments covering such Replacement Engine pursuant to the Transportation Code (or pursuant to the applicable laws of the jurisdiction in which the Aircraft is registered in accordance with Section 7(a)), Lessee will cause to be delivered to Lessor, the Owner Participant and the Loan Trustee an opinion of counsel to Lessee addressed to each as to the due recordation of such Lease Supplement and such Trust Agreement and Indenture Supplement or other requisite documents or instruments and the validity and perfection of the security interest in such Replacement Engine granted to the Loan Trustee under the Indenture. Upon full compliance by Lessee with the terms of this paragraph
(b), Lessor will transfer to Lessee (subject to any salvage rights of Lessee's insurers pursuant to Section 11(f)), without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Engine with respect to which such Event of Loss occurred, and Lessor will assign to or as directed by Lessee all claims of Lessor against third Persons relating to such Engine arising from such Event of Loss. In addition, upon such transfer Lessor shall request in writing that the Loan Trustee execute and deliver to Lessee an appropriate instrument releasing such Engine from the Lien of the Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment (in respect solely of such Engine) from the assignment and pledge under the Indenture. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder and shall be deemed an "Engine" as defined herein. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 10(b) shall result in any reduction in Basic Rent.

         (c) Application of Payments from Governmental Authorities for Requisition of Title or Use. Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe or any Engine, other than a requisition for use by any Government or by the government of the country of registry of the Aircraft not constituting an Event of Loss, will be applied as follows:

                  (i) [Intentionally Left Blank];

                  (ii) if such payments are received with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe, such payments shall, after reimbursement of Lessor for costs and expenses, be applied in reduction of Lessee's obligation to pay the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a), if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter shall be paid over to, and retained by, Lessee and Lessor, as their interests may appear; and

                  (iii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b), so much of such payments remaining after reimbursement of Lessor for costs and expenses shall be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed the

                                                              AA-EETC 2001 Lease
         terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

         (d) Requisition for Use by the Government of the Airframe and the Engines Installed Thereon. In the event of the requisition for use by any Government or by the government of the country of registry of the Aircraft (including for this purpose any agency or instrumentality thereof), including, without limitation, pursuant to the CRAF Program referred to in Section 7(b)(iv), of the Airframe and the Engines or engines installed on the Airframe during the Term, Lessee shall promptly notify Lessor of such requisition and all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from such Government or government for the use of the Airframe and Engines or engines during the Term for the Aircraft shall be paid over to, or retained by, Lessee. If any requisition for use by the U.S. Government of the Airframe and Engines or engines installed on the Airframe would extend beyond the end of the Term, Lessee at its option may, by written notice to Lessor given not more than 30 nor less than 10 days before the end of the Term, elect to declare an Event of Loss with respect to the Airframe and Engines or engines. Subject to the final paragraph of this Section 10(d), such Event of Loss will be deemed to have occurred on the final day of the Term. If Lessee does not so elect to declare an Event of Loss and (1) such requisition fully terminates and (2) the Airframe and Engines or engines are returned to Lessee before the first anniversary of the end of the Term, Lessee shall be obligated to return the Airframe and the Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of, Section 5 as soon as practicable after the Airframe and Engines or engines are returned to Lessee unless Lessee shall have exercised its option to purchase the Aircraft pursuant to Section 20(c). All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the first year after the end of the Term for the Aircraft shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its option to purchase the Aircraft pursuant to Section 20(c), in which event all such payments received after such purchase shall be paid over to, or retained by, Lessee. In addition, Lessee shall pay to Lessor at monthly intervals (until the earlier of (i) the return of the Aircraft to Lessor pursuant to Section 5 and (ii) the first anniversary of the end of the Term) an amount equal to the difference, if any, between the Basic Rent for the Aircraft payable during the Term, and (B) the amounts received by Lessor from such government for the use of the Aircraft for such period.

         If an Event of Loss to the Aircraft shall have occurred as a result of a requisition for use by the U.S. Government that shall have extended more than one year beyond the end of the Term, or if Lessee shall have elected in accordance with the third sentence of this Section 10(d) to declare an Event of Loss as a result of any such requisition that would extend beyond the end of the Term, or if an Event of Loss to the Aircraft shall have occurred as a result of a requisition for use by any other Government or government

                                                              AA-EETC 2001 Lease
that shall have extended beyond the end of the Term, Lessor (at the direction of the Owner Participant) at its option may, by written notice to Lessee given not more than 20 days after receiving notice of any such Event of Loss or election, waive the occurrence of such Event of Loss. In the event that Lessor waives the occurrence of an Event of Loss, Lessee shall, no later than the later of (i) the date on which such Event of Default would have occurred and (ii) the tenth day after Lessee shall have received such notice from Lessor, transfer to Lessor all of Lessee's right, title and interest to the Airframe and any Engine subject to such requisition under the agreement or agreements relating to such requisition. Upon such transfer, (1) the obligation of Lessee to pay Basic Rent shall terminate, (2) the obligation of Lessee to pay Supplemental Rent other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to
Section 10 of the Tax Indemnity Agreement or Section 10(d) of the Participation Agreement, (y) pursuant to clause (ii) of the second sentence of Section 3(c) hereof, or (z) in respect of liabilities and obligations of Lessee which have accrued under any of the Operative Documents but not been paid or which are in dispute as of the date of such transfer) shall terminate, (3) all other obligations of Lessee under the Lease, including, without limitation, any obligation to return the Aircraft in accordance with Section 5 thereof shall terminate and (4) the Term for the Aircraft shall end. In addition, in the event that any Engine shall not be subject to such requisition for use at the time of such transfer, Lessee shall return such Engine to Lessor in accordance with
Section 5 hereof.

         (e) Requisition for Use by the Government of an Engine. In the event of the requisition for use by any Government or by the government of the country of registry of the Aircraft (including for this purpose any agency or instrumentality thereof) of any Engine (but not the Airframe), Lessee will replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from such Government or government with respect to such requisition shall be paid over to, or retained by, Lessee.

         (f) Application of Payments During Existence of Event of Default. Any amount referred to in clause (i), (ii) or (iii) of Section 10(c), Section 10(d) or Section 10(e) which is payable to Lessee shall not be paid to Lessee, or if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default or Specified Default shall have occurred and be continuing, but shall be paid to and held by the Lessor as security for the obligations of Lessee under this Lease and, subject to the Indenture, applied against Lessee's payment obligations hereunder when and as they become due and payable, and at such time as there shall not be continuing any such Event of Default or event, such amount shall be paid to Lessee to the extent not applied in accordance with this sentence.

                                                              AA-EETC 2001 Lease

         Section 11. Insurance.

         (a) Aircraft Liability Insurance. (i) Except as provided in clause (ii) of this Section 11(a) and subject to the rights of Lessee to establish and maintain self-insurance in the manner and to the extent specified in Section 11(c), Lessee shall carry, or cause to be carried, at no expense to Lessor, the Loan Trustee, the Subordination Agent, each Pass Through Trustee, each Liquidity Provider or the Owner Participant (collectively the "Specified Persons"), aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to the Aircraft (x) in amounts that are not less than the aircraft liability insurance applicable to similar aircraft and engines in Lessee's fleet on which Lessee carries insurance (provided that such liability insurance shall not be less than the amount certified in the insurance report delivered to the Specified Persons at the Closing Date), (y) of the type usually carried by corporations engaged in the same or similar business, similarly situated with Lessee and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by Lessee and (z) that is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this Section 11(a) and any policies taken out in substitution or replacement for any of such policies shall (A) name the Specified Persons as additional insureds, (B) subject to the condition of clause
(C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of Lessee and shall insure the Specified Person's interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (C) provide that, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that reduces the amount of insurance or the coverage certified in the insurance report delivered to the Specified Persons at the Closing Date or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven (7) days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by the Specified Persons of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Specified Persons shall not have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that Lessee has waived its rights by its agreements to indemnify any such Specified Person pursuant to the Lease or other Operative Documents, (F) be primary without right of contribution from any other insurance that may be carried by any Specified Person with respect to its interests as such in the Aircraft and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

                                                              AA-EETC 2001 Lease

In the case of a lease or contract with the U.S. Government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by the U.S. Government, a valid agreement by the U.S. government to indemnify Lessee, or an insurance policy issued by the U.S. Government, against the risks that Lessee is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 11(a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance.

                  (ii) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 11(c) below, insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation.

         (b) Insurance against Loss or Damage to Aircraft. (i) Except as provided in clause (ii) of this Section 11(b), and subject to the rights of Lessee to establish and maintain self-insurance in the manner and to the extent specified in Section 11(c), Lessee shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to the Specified Persons, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk insurance if and to the extent the same is maintained by Lessee or any permitted sublessee with respect to other aircraft owned or operated by Lessee or such permitted sublessee, as the case may be, on the same routes) that is of the type and in substantially the amount usually carried by corporations engaged in the same or similar business and similarly situated with Lessee; provided that (A) such insurance (including the permitted self-insurance) shall at all times while the Aircraft is subject to the Lease be for an amount not less than the Stipulated Loss Value for the Aircraft from time to time and (B) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by Lessee. Any policies carried in accordance with this Section 11(b) and any policies taken out in substitution or replacement for any such policies shall (A) provide that any insurance proceeds up to an amount equal to the Stipulated Loss Value, payable for any loss or damage constituting an Event of Loss with respect

                                                              AA-EETC 2001 Lease
to the Aircraft, and any insurance proceeds in excess of $4,000,000, up to the amount of the Stipulated Loss Value, for any loss or damage to the Aircraft (or Engines) not constituting an Event of Loss with respect to the Aircraft, shall be paid to the Loan Trustee so long as the Indenture shall not have been discharged pursuant to the terms and conditions thereof, and thereafter to Lessor, and that all other amounts shall be payable to Lessee, unless the insurer shall have received notice that an Event of Default exists, in which case all insurance proceeds for any loss or damage to the Aircraft (or Engines) up to the Stipulated Loss Value shall be payable to the Specified Persons, (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of Lessee and shall insure the Specified Persons' interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (C) provide that, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that reduces the amount of insurance or the coverage certified in the insurance report delivered to the Specified Persons at the Closing Date or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Specified Person of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Specified Persons shall not have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that Lessee has waived its rights by its agreements to indemnify such party pursuant to the Lease or other Operative Documents and (F) be primary without right of contribution from any other insurance that may be carried by any Specified Person with respect to its interests as such in the Aircraft. In the case of a lease or contract with the U.S. Government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by the U.S. Government, a valid agreement by the U.S. Government to indemnify Lessee, or an insurance policy issued by the U.S. Government, against any risks that Lessee is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 11(b) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance.

                  (ii) During any period that the Airframe or Engine is on the ground and not in operation, Lessee may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 11(c) below, insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by Lessee of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation; provided that, subject to self-insurance to the

                                                              AA-EETC 2001 Lease
         extent permitted by Section 11(c), Lessee shall maintain insurance against risk of loss or damage to such non-operating Airframe in an amount at least equal to the Stipulated Loss Value during such period that such Airframe is on the ground and not in operation.

         (c) Self-Insurance. Lessee may from time to time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to Section 11(a) or (b) above, insuring for a maximum amount that is less than the amounts set forth in Section 11(a) and (b)), the risks required to be insured against pursuant to
Section 11(a) and (b), but in no case shall the self-insurance with respect to all of the aircraft and engines in the aggregate fleets of Lessee and, so long as the Aircraft is subject to the Sublease, TWA LLC (including, without limitation, the Aircraft) exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee and, so long as the Aircraft is subject to the Sublease, TWA LLC, carry insurance; provided that, if AMR Corporation's senior unsecured long-term debt is rated BB or below by Standard & Poor's Ratings Group (or any successor thereto that is a nationally recognized statistical rating organization) ("S&P") and Ba2 or below by Moody's Investors Services, Inc. (or any successor thereto that is a nationally recognized statistical rating organization) ("Moody's"), then, upon not less than 30 days' notice from Lessor to Lessee, Lessee will, until AMR Corporation's senior unsecured long-term debt is rated BB+ or better by S&P or Ba1 or better by Moody's, reduce the self-insurance permitted hereunder to such reasonable amount as Lessor may require; and provided, further, that a deductible per occurrence that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling shall be permitted in addition to the above-mentioned self-insurance.

         (d) Application of Insurance Payments. All losses will be adjusted by Lessee with the insurers. As between the Specified Persons and Lessee it is agreed that all insurance payments received under policies required to be maintained by Lessee hereunder, exclusive of any payments received in excess of the Stipulated Loss Value for the Aircraft from such policies, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

                  (i) [Intentionally Left Blank]

                  (ii) if such payments are received with respect to the Airframe (or the Airframe and any Engines installed on the Airframe), so much of such payments remaining after reimbursement of the Lessor for its costs and expenses shall be applied (A) in reduction of Lessee's obligation to pay the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a), if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its

                                                              AA-EETC 2001 Lease
         payment of such Stipulated Loss Value, and (B) the balance, if any, of such payment remaining thereafter shall be paid over to, or retained by, Lessee; and

                  (iii) if such payments are received with respect to an Event of Loss with respect to an Engine under the circumstances contemplated by Section 10(b), such payments shall be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed the terms of such Section 10(b) with respect to the Event of Loss for which such payments are made.

         As between Lessor and Lessee the insurance payment for any loss or damage to the Aircraft in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee.

         As between Lessor and Lessee the insurance payments for any loss or damage to the Airframe or an Engine not constituting an Event of Loss with respect to the Airframe or such Engine shall be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Section 7 and Section 8, and any balance remaining shall be paid to Lessee.

         (e) Reports, etc. At or before the Closing Date, and annually upon renewal of Lessee's insurance coverage, Lessee will furnish to the Specified Persons a report signed by a firm of independent aircraft insurance brokers appointed by Lessee (which brokers may be in the regular employ of Lessee), stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be Confidential Information and shall be treated by the Specified Persons and their Affiliates and their respective officers, directors, agents and employees in accordance with Section 25(f) of the Participation Agreement. Lessee will cause such firm to advise the Specified Persons in writing of any default in the payment of any premium or of any other act or omission on the part of Lessee of which such firm has knowledge and that might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Lessee will also cause such firm to advise the Specified Persons in writing as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on the Aircraft pursuant to this Section 11 will occur.

         (f) Salvage Rights; Other. All salvage rights to the Airframe and each Engine shall remain with Lessee's insurers at all times. Nothing in this Section 11 shall limit or prohibit the Specified Persons or Lessee from obtaining insurance for their own account with respect to the Airframe or any Engine, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to this Section 11 or any other insurance maintained by Lessee

                                                              AA-EETC 2001 Lease

(or any permitted sublessee) with respect to the Aircraft or any other aircraft in the fleet of Lessee or American.

         Section 12. Inspection. At all reasonable times during the Term, but upon at least 5 days' prior written notice to Lessee, Lessor, the Owner Participant, the Loan Trustee, any Pass Through Trustee, or their authorized representatives, may at their own expense and risk conduct a visual walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any regularly scheduled heavy maintenance visit for the Aircraft conducted by Lessee during the Term), which may include going on board the Aircraft and examining the contents of any open panels, bays or other components but shall not include opening any panels, bays or other components of the Aircraft, and may inspect the books and records of Lessee relating thereto; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of Lessee by Lessor, the Owner Participant, the Loan Trustee, or any Pass Through Trustee, as the case may be, with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations and (c) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit. All information obtained in connection with any such inspection shall be held confidential by Lessor, the Owner Participant, the Loan Trustee and any Pass Through Trustee, and shall not be furnished or disclosed by them to anyone other than (i) their Affiliates and their officers, directors and employees and those of their Affiliates, (ii) their bank examiners, auditors, accountants, agents, legal counsel, underwriters, lenders, rating agencies and authorized insurance brokers, (iii) as required by applicable law, governmental regulation or judicial process, (iv) to such other Persons as may be reasonably necessary to enforce Lessor's, the Owner Participant's or the Loan Trustee's rights hereunder, (v) to the extent such information is made public by Lessee (including by filings with the FAA or the Securities and Exchange Commission) and (vi) any Person with whom the Owner Participant, the Loan Trustee, or any Pass Through Trustee is in good faith conducting negotiations relating to the possible transfer and sale of such Pass Through Trustee's Equipment Notes or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 12 whereby such Person agrees to hold such information confidential. Lessee will, upon the request of Lessor or the Loan Trustee, as the case may be, at any time, notify Lessor of the time and location of the next scheduled heavy maintenance visit to be conducted by Lessee in respect of the Aircraft during the Term; provided that Lessee shall have the right in its sole discretion to reschedule, or change the location of, any maintenance visit of which it shall have notified Lessor or the Loan Trustee, as the case may be, pursuant to this sentence, Lessee hereby agreeing to use reasonable efforts to notify Lessor of any such rescheduling or change. None of the Lessor, the Loan Trustee, any Pass Through Trustee or the Owner Participant shall have any duty to make any such inspection or

                                                              AA-EETC 2001 Lease
incur any liability or obligation by reason of not making any such inspection. No inspection pursuant to this Section 12 shall relieve Lessee of any of its obligations under this Lease. No inspection pursuant to this Section 12 shall interfere with the use, operation or maintenance of the Aircraft or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith.

         Section 13. Assignment, Citizenship, etc.

         Except as otherwise provided in Section 7(b) or in the case of any requisition for use by any Government, Lessee will not, without the prior written consent of Lessor given in Lessor's sole discretion, assign any of its rights or obligations hereunder, except as permitted by Section 16 of the Participation Agreement. Except as elsewhere herein provided or as expressly permitted by the provisions of the Participation Agreement, Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft. Lessee shall, for as long as and to the extent necessary to entitle Lessor to any of the rights that may be afforded to lessors of aircraft equipment under Section 1110, remain a Certificated Air Carrier. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.

         Section 14. Events of Default. The following events shall constitute Events of Default (whether any such event will be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

                  (a) Lessee shall fail to make (i) any payment of Basic Rent, Stipulated Loss Value or Termination Value within five Business Days after the same shall have become due, or (ii) any other payment of Supplemental Rent (excluding any payments of Excepted Property unless Lessor shall have given notice that such failure shall constitute an Event of Default) under this Lease (other than those described in clause (i) of this subparagraph (a) of Section 14) at the times required to be paid thereunder, and any such failure shall continue unremedied for a period of 15 Business Days after notice of such failure by Lessor; or

                  (b) Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of
         Section 11; provided that, in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to Lessor, the Loan Trustee and each Participant for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk

                                                              AA-EETC 2001 Lease
         coverage) after receipt of notice by Lessor, the Loan Trustee or any Participant of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default hereunder until the earlier of (i) the - date such failure shall have continued unremedied for a period of 20 days (five days in the case of any war risk coverage) after receipt by Lessor, the Loan Trustee or any Participant of the notice of cancellation, change or lapse referred to in clause (C) in the second sentence of Section 11(a)(i) or in clause
         (C) in the second sentence of Section 11(b), or (ii) the date on which such insurance is not in effect as to any of Lessor, the Loan Trustee and any Participant; or

                  (c) Lessee shall operate the Aircraft when neither the aircraft public liability insurance required by Section 11(a) nor the indemnification described in the last subparagraph of Section 7(a) shall be in effect; or

                  (d) Lessee shall fail to perform or observe any other covenant, condition or agreement not specified elsewhere in this
         Section 14 to be performed by it hereunder or under the Participation Agreement, and such failure in any such case shall continue unremedied for a period of 30 days after written notice thereof by Lessor, Owner Participant or the Loan Trustee; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default hereunder for a period of 180 days after such notice so long as Lessee is diligently proceeding to remedy such failure; or

                  (e) any representation or warranty made by Lessee in this Lease or in the Participation Agreement or in any document furnished by Lessee pursuant hereto or thereto (other than in the Tax Indemnity Agreement or any document furnished by Lessee pursuant thereto) shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall be material and shall continue to be unremedied for a period of 30 days after written notice thereof by Lessor, Owner Participant or the Loan Trustee; or

                  (f) Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; or

                  (g) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization or liquidation in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition or answer, consent to or seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or Lessee shall


                                       31
                                                              AA-EETC 2001 Lease
         seek an agreement, composition, extension or adjustment with its creditors under such law; or

                  (h) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of their property, or sequestering any substantial part of the property of Lessee, and any such order, judgment, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

                  (i) a petition against Lessee in a proceeding under the Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and will not be withdrawn or dismissed within 90 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of their respective property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days;

provided that, notwithstanding anything to the contrary contained in this Lease, any failure of Lessee to perform or observe any covenant, condition, or agreement herein shall not constitute an Event of Default if such observance is prevented solely by reason of an event referred to in the definition of "Event of Loss" so long as Lessee is continuing to comply with the applicable terms of
Section 10.

         Section 15. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee (provided that this Lease shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in paragraph (f), (g), (h) or (i) of Section 14 hereof); and at any time thereafter, so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may do one or more of the following with respect to all or any part of the Airframe and any Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided that during any period when the Aircraft is subject to the CRAF Program in accordance with the provisions of Section 7(b) and in the possession of the U.S. Government, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any sublessee's control under any sublease permitted by the terms of this Lease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Air Mobility Command program) prior written notice of default hereunder shall have been given by Lessor by

                                                              AA-EETC 2001 Lease
registered or certified mail to Lessee (or any sublessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with Lessee (or any sublessee) relating to the Aircraft:

                  (a) cause Lessee, upon the written demand of Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or such part of the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5, as if the Airframe or such Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine are located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lien or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lien or secured party or, if owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine in accordance with the provisions of Section 5) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise;

                  (b) sell all or any part of the Airframe and any Engine at public or private sale, whether or not Lessor shall at the time have possession thereof, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee except as hereinafter set forth in this Section 15 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except to the extent required by paragraph (d) below if Lessor elects to exercise its rights under such paragraph (d) in lieu of its rights under paragraph (c) below;

                  (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to all or any part of the Airframe or any Engine, Lessor, by written notice to Lessee specifying a payment date (which date shall be deemed to be a "Termination Date" for purposes of computing Termination Value) which shall be not earlier than 10 days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for Lease Periods commencing on or after the Lease Period Date next preceding the payment date specified in such notice), such amounts of

                                                              AA-EETC 2001 Lease

         Basic Rent as may be payable pursuant to Schedule B hereto plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the applicable Past Due Rate from the Termination Date to but excluding the date of actual payment): (i) an amount equal to the excess, if any, of the Termination Value for the Airframe or such Engine or part thereof, computed as of the payment date specified in such notice, over the aggregate fair market rental value (computed as hereafter provided in this Section 15) of the Airframe or such Engine or part thereof for the remainder of the Term, after discounting such aggregate fair market rental value monthly (effective on the Lease Period Dates) to present worth as of the payment date specified in such notice at the Average Certificate Rate; or (ii) an amount equal to the excess, if any, of the Termination Value for the Airframe or such Engine or part thereof computed as of the payment date specified in such notice, over the fair market sales value (computed as hereafter provided in this Section 15) of the Airframe or such Engine or part thereof as of the payment date specified in such notice;

                  (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold all or any part of the Airframe or any Engine, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Airframe or such Engine or part thereof, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale (which date shall be deemed a "Termination Date" for purposes of computing Termination Value), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for Lease Periods commencing on or after the Lease Period Date next preceding the date of such sale), such amounts of Basic Rent as may be payable pursuant to Schedule B hereto, plus the amount of any deficiency between the net proceeds of such sale and the Termination Value for the Airframe or such Engine or part thereof, computed as of the date of such sale;

                  (e) Lessor may terminate or rescind this Lease as to the Airframe and any or all Engines, or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action or actions, either at law or in equity, to enforce the terms or to recover damages for the breach hereof.

         In addition, Lessee shall be liable, except as otherwise provided in paragraphs (c) and (d) above and without limiting the effect of the penultimate sentence of Section 3(c), without duplication of any amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or

                                                              AA-EETC 2001 Lease
return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section; provided that, if Lessee returns or surrenders possession of all or any part of the Airframe or any Engine in accordance with this Section 15 and Lessor does not within 365 days after the date of such return or surrender exercise its rights under paragraph (c) or (d) above with respect to such Airframe or Engine or part thereof, there shall be deducted from each payment of Basic Rent becoming due after the expiration of such 365-day period an amount equal to the quotient obtained by dividing the aggregate fair market rental value (computed as hereafter provided in this Section 15) of such Airframe or Engine or part thereof, for the remainder of the Term after the expiration of such 365-day period (computed as of the date of such expiration), by the number of Basic Rent installments remaining with respect to the Aircraft after the expiration of such 365-day period to the end of the Term; and provided, further, that Lessor and Lessee agree that, notwithstanding anything to the contrary set forth in this Lease, the Indenture, the Participation Agreement, the Tax Indemnity Agreement or any other document or instrument relating hereto or thereto, Lessee shall have no responsibility or liability for any Make Whole Amount payable as a result of (x) a redemption or purchase of the Notes pursuant to Section 2.08 or 2.10 of the Indenture or (y) an Indenture Default that does not also constitute an Event of Default. For purposes of paragraph (c) above and the preceding sentence, the "aggregate fair market rental value" or the "fair market sales value" of the Airframe or any Engine or any part thereof shall be as specified in an Independent Appraisal. At any sale of the Airframe or any Engine or part thereof pursuant to this Section 15, Lessor or any Participant may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

         Section 16. Section 1110. It is the intention of the parties hereto that this Lease, to the fullest extent available under applicable law, entitles Lessor to the benefits of Section 1110 with respect to the Aircraft. In furtherance of the foregoing, Lessor and Lessee hereby confirm that this Lease is to be treated as a lease for U.S. Federal income tax purposes. Nothing contained in this paragraph shall be construed to limit Lessee's use and operation of the Aircraft under this Lease or constitute a representation or warranty by Lessee as to tax consequences.

         Section 17. Further Assurances; Financial Information.

         (a) Forthwith upon the execution and delivery of each Lease Supplement and Trust Agreement and Indenture Supplement, and upon the amendment of this Lease or

                                                              AA-EETC 2001 Lease
the Trust Agreement or Indenture, Lessee at its expense (except as otherwise provided in the Operative Documents) will cause such Lease Supplement and Trust Agreement and Indenture Supplement, or amendment to be duly filed and recorded in accordance with the Transportation Code or the applicable laws of the government of registry of the Aircraft if the Aircraft has been registered in another jurisdiction pursuant to Section 7(a). In addition, each of Lessor and Lessee will promptly and duly execute and deliver to the other party hereto such further documents and assurances and take such further action as such other party may from time to time reasonably request in order effectively to carry out the intent and purpose of this Lease, including, without limitation, if requested by Lessor, the execution and delivery of supplements or amendments hereto or, in the case of Lessor, to the Indenture, in recordable form, subjecting to this Lease and, in the case of Lessor, to the Indenture, any Replacement Engine and the recording or filing of counterparts hereof or thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable; provided that this sentence is not intended to impose upon Lessee or Lessor any additional liabilities not otherwise contemplated by this Lease and the Participation Agreement.

         (b) Lessee also agrees to furnish Lessor, the Owner Participant, the Subordination Agent, each Pass Through Trustee, and the Loan Trustee (i) within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of Lessee, either a consolidated balance sheet of Lessee and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period, or a Quarterly Report of Lessee on Form 10-Q in respect of such period in the form filed with the Securities and Exchange Commission, (ii) within 120 days after the close of each fiscal year of Lessee, either a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, as certified by independent public accountants, or an Annual Report of Lessee on Form 10-K in respect of such year in the form filed with the Securities and Exchange Commission, (iii) within 120 days after the close of each fiscal year of Lessee, a certificate of Lessee, signed by a Responsible Officer of Lessee and addressed to Lessor, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and the Owner Participant, to the effect that the signer has reviewed the relevant terms of this Lease and the Participation Agreement and has made, or caused to be made under his supervision, a review of the transactions and condition of Lessee during the accounting period covered by the financial statements referred to in clause (ii) above, and that such review has not disclosed the existence during such accounting period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto, and (iv) from time to time such other non-confidential information as Lessor or the Loan Trustee may reasonably request.

                                                              AA-EETC 2001 Lease

         The items required to be furnished pursuant to clauses (i) and (ii) of this Section 17 shall be deemed to have been furnished on the date on which such items are posted on the SEC's website at www.sec.gov, and such posting shall be deemed to satisfy the requirements of clauses (i) and (ii) of this Section 17; provided, that Lessee shall deliver a paper copy of any item referred to in clauses (i) and (ii) of this Section 17 if Lessor so requests.

         Section 18. Notices. All notices required under the terms and provisions of this Lease shall be in English and in writing, and any such notice may be given by United States mail, courier service, telegram, telex, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered (i) if to Lessee, to P.O. Box 619616, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Treasurer, or at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, Attention: Treasurer, Telex: 4630158, Facsimile: (817) 967-4318,
Telephone: (817) 967-1532 or to such other address as Lessee shall from time to time designate in writing to Lessor, (ii) if to Lessor, to 79 South Main Street,
MAC: U1254-031, Salt Lake City, Utah 84111, Attention: Corporate Trust Services,
Telex: 3789450, Facsimile: (801) 246-5053, Telephone: (801) 246-5630, or to such other address as Lessor shall from time to time designate in writing to Lessee,
(iii) if to the Owner Participant, the Subordination Agent or any Pass Through Trustee, to their respective addresses set forth on the Schedule I to the Participation Agreement, or to such other address as the Owner Participant, or the Subordination Agent shall from time to time designate in writing to Lessee and Lessor, and (iv) if to the Loan Trustee, to 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division,
Facsimile: (860) 224-1881, Telephone: (860) 224-1844, or such other address as the Loan Trustee shall from time to time designate in writing to Lessor and Lessee. Prior to the discharge of the lien of the Indenture, Lessee shall furnish the Loan Trustee directly with a copy of each report, notice, request, demand, certificate, financial statement or other instrument or document furnished to Lessor hereunder.

         Section 19. No Setoff, Counterclaim etc. This Lease is a net lease and it is intended that Lessee shall pay all costs and expenses of every character whether foreseen or unforeseen, ordinary or extraordinary, or structural or nonstructural in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by Lessee, including the costs and expenses particularly set forth in this Lease. Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any Participant, the Loan Trustee or anyone else for any reason whatsoever, (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee for any reason whatsoever,

                                                              AA-EETC 2001 Lease
including, without limitation, any decision in the bankruptcy proceedings of Trans World Airlines, Inc., (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person or (iv) any other circumstance, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided in Sections 9, 10 and 15, Lessee nonetheless agrees to pay to Lessor an amount equal to each Basic Rent and Supplemental Rent payment under
Section 3 at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms of Sections 9, 10 and 15. Each payment of Rent made by Lessee shall be final as to Lessor and Lessee, and Lessee will not seek to recover all or any part of any such payment of Rent from Lessor or from the Loan Trustee for any reason whatsoever.

         Section 20. Renewal Options; Purchase Options.

         (a) Renewal Options. Lessee shall have the right to extend this Lease with respect to the Aircraft for up to two additional periods of one year each (each such period being hereinafter referred to as a "Renewal Term"), each commencing at the end of the Term or a Renewal Term. Such option to renew shall be exercised upon irrevocable written notice from Lessee to Lessor given not less than 180 days prior to the end of the Term or the Renewal Term then in effect and if no Specified Default or Event of Default shall have occurred and be continuing on such date, then this Lease shall be extended for the additional period of such Renewal Term on the same conditions provided for herein, and upon such extension, the word "Term" whenever used herein shall be deemed to refer, unless the context otherwise requires, to include such Renewal Term; provided that the rental payable during such Renewal Term shall be at a rental rate equal to the fair market rental value for the Aircraft determined within 90 days after such election by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal; and provided, further, that the provisions of Section 9 shall not be applicable during any Renewal Term. The amounts which are payable during any such Renewal Term in respect of Termination Value as used in Section 15 and Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the fair market sales value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the fair market sales value of the Aircraft as of the expiration of such Renewal Term, as such fair market sales value in each case is determined prior to the commencement of such Renewal Term by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, as determined by an Independent Appraisal.

                                                              AA-EETC 2001 Lease

         (b) [Intentionally Left Blank]

         (c) Purchase Option. So long as no Specified Default or Event of Default shall have occurred and be continuing, Lessee shall have the right, at its option, at the expiration of the Term or any Renewal Term, to elect to purchase the Aircraft at a price equal to the fair market sales value of the Aircraft, to be determined as provided below. Such option to purchase shall be exercised irrevocably upon written notice from Lessee to Lessor given not less than 180 days prior to the last day of the Term or any Renewal Term, as the case may be. If Lessee shall have so elected to purchase the Aircraft, Lessor shall transfer without recourse or warranty (except as to Lessor's Liens) the Aircraft to Lessee, against payment by Lessee of the applicable purchase price and any other amounts due hereunder in immediately available funds. In order to enable Lessee to determine whether it wishes to exercise such election to purchase, the fair market sales value for the Aircraft shall, at Lessee's request made in sufficient time to permit such determination, be determined not less than 210 days prior to the end of the Term or any Renewal Term by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal.

         Section 21. Successor Owner Trustee. Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement and Section 12(d) of the Participation Agreement, such successor Owner Trustee shall succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor of the Aircraft for all purposes without in any way altering the terms of this Lease or Lessee's obligations hereunder. Lessee further agrees that in the case of the appointment of any additional trustee to act as co-trustee or as a separate trustee pursuant to the terms of the Trust Agreement and Section 12(d) of the Participation Agreement, such additional trustee shall acquire such rights, power and title of Lessor hereunder as are specified in the instruments appointing such additional trustee, without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor or additional Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Trust Agreement and Section 12(d) of the Participation Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

         Section 22. Security for Lessor's Obligation to Holders of Notes. In order to secure the indebtedness evidenced by the Notes, Lessor has agreed in the Indenture, among other things, to assign to the Loan Trustee this Lease and the Lease Supplements and to mortgage in favor of the Loan Trustee all of Lessor's right, title and interest in and to the Aircraft, subject to the reservations and conditions therein set forth. Until the lien of the Indenture has been released, (a) Lessee shall make all payments of Rent and all other amounts payable hereunder (in each case, other than Excepted Property) to the Loan Trustee as provided in Section 3(d) and, without limiting the provisions of
Section 19 hereof, the right of the Loan Trustee to receive such payment shall not, be subject to

                                                              AA-EETC 2001 Lease
any defense, counterclaim, setoff or other right or claim of any kind which Lessee may be able to assert against Lessor (in its individual or trust capacity), the Loan Trustee (in its individual or trust capacity), any Participant or any other Person in any action brought by any thereof on this Lease, (b) all rights of Lessor with respect to this Lease, the Aircraft, the Airframe or any Engine or any Part thereof, to the extent set forth in and subject in each case to the exceptions set forth in the Indenture, shall be exercisable by the Loan Trustee and (c) all documents, notices, certificates and opinions of counsel sent by Lessee to the Owner Trustee will also be sent to the Loan Trustee. Lessee hereby accepts and consents, pursuant to the terms of the Indenture, the Loan Trustee's rights to receive payments (other than payments not constituting Basic Rent) due under this Lease, the right to transfer or assign title to the Aircraft subject to this Lease, to make all waivers and agreements except as otherwise provided in the Indenture, to give all notices, consents and releases and to take all action upon the happening of a Specified Default or Event of Default under this Lease (except as otherwise specifically provided in the Indenture), or to do any and all other things whatsoever which the Lessor is or may become entitled to do under this Lease (except as otherwise provided in the Indenture); all or any of which rights, obligations, benefits and interests may, pursuant to the terms of the Indenture, be reassigned or retransferred by the Loan Trustee at any time and from time to time (except as otherwise provided in the Indenture); provided, however, that Lessor, except to the extent, and for such time as, it is unable to do so by virtue of the Indenture, shall remain liable for the performance of all the terms, conditions, covenants and provisions for which it is obligated under this Lease notwithstanding such assignment. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Loan Trustee on the signature page thereof.

         Section 23. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may, on behalf of Lessee and upon prior notice to Lessee, itself make such payment or undertake such performance or compliance. The amount of any such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment, performance or compliance together with interest thereon, at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

         Section 24. [Intentionally Left Blank]

         Section 25. Investment of Security Funds; Miscellaneous. Any moneys held by Lessor or required to be paid to or retained by Lessor which are not required to be paid to Lessee pursuant to Section 10(f) or 11(b) solely because an Event of Default or

                                                              AA-EETC 2001 Lease

Specified Default shall have occurred, or which are required to be paid to Lessee pursuant to Section 10(c) or 11(b) after completion of a replacement to be made pursuant to Section 10(b) shall, until paid to Lessee as provided in
Section 10 or Section 11 or applied as provided herein or in the Trust Agreement and Indenture, be invested in Permitted Investments by Lessor (unless the Indenture shall not have been discharged, in which case, by the Loan Trustee as provided in Section 9.07 of the Indenture) from time to time as directed in writing by Lessee. There shall, so long as no Specified Default or Event of Default shall have occurred or be continuing, be promptly remitted to Lessee (but in any event not more frequently than once every three months) any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment), and Lessee will promptly pay to Lessor or the Loan Trustee, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment), such amount to be disposed of in accordance with the terms of the Trust Agreement and the Indenture.

         Section 26. Concerning the Lessor. Wells Fargo Bank Northwest, National Association is entering into this Lease solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Wells Fargo Bank Northwest, National Association (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder; provided, however, that Wells Fargo Bank Northwest, National Association (or any such successor Owner Trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.


         Section 27. Sublessee's Performance and Rights. Any obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by any permitted assignee, sublessee or transferee under an assignment, sublease or transfer agreement then in effect and permitted by the terms of this Lease shall constitute performance by Lessee and to the extent of such performance, discharge such obligation by Lessee under this lease. Except as otherwise expressly provided herein, any right granted to Lessee in this Lease shall grant Lessee the right to exercise such right or permit such right to be exercised by any such assignee, sublessee or transferee. The inclusion of specific references to obligations or rights of any such assignee, sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, sublessee or transferee has not been made in this Lease.

                                                              AA-EETC 2001 Lease

         Section 28. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered, subject to Section 22, shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision prohibited or unenforceable in any respect. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought and no provision referring to the Owner Participant or requiring the consent or participation of or notice to the Owner Participant may be waived, modified, supplemented, terminated or amended without the express written consent of the Owner Participant. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. The Section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered Sections, unless otherwise indicated, are to Sections of this Lease.

         THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                                                              AA-EETC 2001 Lease

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.


                                      LESSOR:



                                      WELLS FARGO BANK NORTHWEST,
                                       NATIONAL ASSOCIATION,
                                       not in its individual capacity, except
                                       as expressly stated herein, but solely
                                       as Owner Trustee



                                      By: /s/ C. Scott Nielsen
                                          -----------------------------------
                                          Name: C. Scott Nielsen
                                          Title: Vice President



                                      LESSEE:


                                      AMERICAN AIRLINES, INC.


                                      By: /s/ Leslie M. Benners
                                          -----------------------------------
                                          Name: Leslie M. Benners
                                          Title: Managing Director -- Corporate
                                                 Finance and Banking

                                                              AA-EETC 2001 Lease

                                   SCHEDULE A



AIRFRAME:         The McDonnell Douglas model MD 83 aircraft with manufacturer's serial number 53561 and United States nationality and registration marks N9630A.

ENGINES: The Pratt & Whitney model JT8D-219 aircraft engines with manufacturer's serial numbers P728123D and P-728124D.

   (Each engine is capable of producing 750 or more rated takeoff horsepower.)

LEASE: Lease Agreement dated as of May 5, 1997, between McDonnell Douglas Corporation as lessor and Trans World Airlines, Inc. as lessee, as supplemented by Lease Supplement No. 1, dated as of May 13, 1997, recorded by the FAA on May 20, 1997, as Conveyance No. T054102, as assigned by the FAA Instrument of Assignment and Assumption dated as of April 9, 2001, between the Lessor as assignor and the Owner Trustee as assignee, recorded by the FAA on _________ as Conveyance No. _________________, as amended by the Amendment to Lease Agreement dated as of April 9, 2001, recorded _________ as Conveyance No. _________________ and as amended and restated by the Amended and Restated Lease Agreement dated as of April 9, 2001, between First Security Bank, National Association, as owner trustee, American Airlines, Inc., as lessee, Wilmington Trust Company, as indenture trustee, Thayer Leasing Company - 1, as owner participant and Boeing Nevada, Inc., as loan participation, recorded by the FAA on _________, 2001, as Conveyance No. _________________.

                                                                      Schedule B


                                   BASIC RENT

         [INTENTIONALLY OMITTED FROM FAA COUNTERPART]



        Lease Period Date                           Basic Rent
        -----------------                           ----------

                                                              AA-EETC 2001 Lease

                             STIPULATED LOSS VALUES

    Casualty Loss Determination Date        Stipulated Loss Value
    --------------------------------        ---------------------


                  [INTENTIONALLY OMITTED FROM FAA COUNTERPART]

                                                              AA-EETC 2001 Lease

                               TERMINATION VALUES

   Termination Value Determination Date          Termination Value
   ------------------------------------          -----------------

                  [INTENTIONALLY OMITTED FROM FAA COUNTERPART]

                                                              AA-EETC 2001 Lease